Exhibit 4.2

THIS CERTIFICATE BEARS A LEGEND ON THE REVERSE SIDE

Incorporated under the Laws of Delaware

December     , 2006

C-**	***

NEW M-FLEX HOLDING CORPORATION

Authorized: 1,000 shares of common stock

$0.0001 par value per share

THIS CERTIFIES THAT ***INSERT NAME*** IS THE REGISTERED HOLDER OF ***INSERT AMOUNT (***) *********************************************************************** SHARES OF COMMON STOCK OF NEW M-FLEX HOLDING CORPORATION.

THE ADDRESS OF THE PRINCIPAL OFFICE OF THE CORPORATION IS: 3140 East Coronado Street, Anaheim, CA 92806

                                , 2007

Christine K. Besnard, Secretary	Philip A. Harding, Chief Executive Officer

THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR TRANSFERRED ONLY PURSUANT TO EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.